UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2017

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2017, Universal Security Instruments, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Discount Factoring Agreement (the “Agreement”) between the Company, its USI Electric, Inc. subsidiary, and Merchant Factors Corp. (“Merchant”) dated January 6, 2015.

Under the terms of the Amendment which were made effective September 1, 2017, USI may borrow, subject to Merchant’s discretion, on a revolving basis, up to the aggregate of (a) 80% of the value of USI’s and USI Electric’s total eligible accounts receivable, plus (b) the 20% balance of the value of USI’s and USI Electric’s total eligible accounts receivable limited (with respect to the 20% balance) to no more than 50% of the value of USI’s and USI Electric’s total eligible inventory up to a maximum of $500,000. Prior to the Amendment, the Company and USI Electric collectively could borrow, subject to Merchant’s discretion, on a revolving basis, up to the aggregate of (a) 80% of the value of total eligible accounts receivable, and (b) up to $1 million but in no event more than 50% of the value of USI’s and USI Electric’s total eligible inventory. The other terms of the Agreement remained unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit No.
10.1	Amendment to Discount Factoring Agreement dated October 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: October 27, 2017	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President